Exhibit 10.44

SEQUA CORPORATION

1998 Directors' Stock Compensation Plan

(As Amended As of January 1, 1999)

1. Purpose

          The purpose of the 1998 Directors' Stock Compensation Plan (the "Plan") is to encourage members of the Board of Directors of Sequa Corporation (the "Company") who are not employed by the Company or any of its subsidiaries or affiliates ("Eligible Directors") to acquire a proprietary interest, or increase an existing interest, in the Company through ownership of common stock of the Company. The Plan will also permit Eligible Directors who participate to defer receipt of their directors' compensation for specified periods of time.

2. Participation

          (a)     Prior to December 31 of every calendar year during his term of office, each Eligible Director may elect to participate in the Plan by directing that all (but not part) of the compensation which would otherwise be payable to him in cash during the next immediate twelve months for services as a member of the Company's Board of Directors (including fees payable for services as a member of any committees of the Board) be paid to him in shares of the Company's Class A Common Stock, no par value (the "Stock"), having a value equal to his next year's director's and committee fees, in accordance with the terms of the Plan. The Stock shall be valued based on the last sales price of the Stock on the New York Stock Exchange on the last trading day prior to that December 31.

          (b)     An election to participate in the Plan shall be made in the form of a document (a "Notice of Election") executed by an Eligible Director and filed with the Secretary of the Company. Such election shall become irrevocable upon delivery. An election to participate in the Plan with respect to fees payable in the next subsequent year must be made prior to December 31 of each year of his term of office. An Eligible Director who has ceased participating in the Plan at any time may thereafter again file an election to participate prior to any subsequent December 31 with respect to fees payable for the next year thereafter.

          (c)     Each annual election to participate in the Plan shall carry with it an initial three (3) year restriction on transferability of that year's Stock, subject to earlier termination of said restriction in accordance with the terms of the Plan. At least six (6) months prior to the expiration of the initial three (3) year term of restriction, an Eligible Director may file a Notice of Extension of the restriction period with the Secretary of the Company, pursuant to which he may extend the period of non-transferability of the Stock for one additional two (2) or three (3) year period. No extension may be filed after an Eligible Director's term of office has ceased.

(d) No fractional shares of Stock shall be paid under the Plan. The amount corresponding to any fractional share shall instead be paid in cash.

3. Restrictions on Stock

          All Stock payable to an Eligible Director under this Plan shall be restricted as follows and may not be transferred, pledged, assigned, sold or otherwise disposed of while any of such restrictions remain in force:

(a) For a period of one (1) year after issuance of the Stock to an Eligible Director, in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.

(b) For an initial period of three (3) years after issuance of the Stock to an Eligible Director, and for the duration of any extension period (as more fully explained in Section 2(c) hereof).

4. Termination of Restrictions on Stock

          Notwithstanding the provisions of Section 3(b) hereof, the applicable restrictions, as set forth in Section 3(b) hereof (the restriction set forth in Section 3(a) hereof may not be terminated), shall immediately terminate, and the previously restricted Stock may thereupon be transferred, pledged, assigned, sold or otherwise disposed of, with respect to an Eligible Director who:

(a) Dies while in office.

(b) Becomes mentally or physically disabled while in office and is unable as a result thereof to continue to serve as a director.

(c) Is not requested and/or nominated to run for reelection to the Board of Directors by a majority of the other directors.

(d) Runs for reelection to the Board of Directors but fails to be reelected by a plurality of the aggregate votes cast, in accordance with Article II, Section 3, of the Company's Bylaws.

5. Forfeiture of Stock

An Eligible Director will forfeit all Stock that has been issued to him under the Plan and that remains restricted, in accordance with Section 3 hereof, in the event that:

          (a)     He is removed from the Board of Directors for cause by the affirmative vote of stockholders holding of record in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company entitled to vote thereon, in accordance with Article II, Section 8 of the Company's Bylaws.

(b) He voluntarily resigns as a director during his term of office, for reasons other than disability as described in Section 4(b) hereof.

(c) He refuses to run for reelection to the Board of Directors in contravention of the desire of a majority of the other directors to nominate him.

6. Legending of Stock Certificates

All certificates representing Stock issued pursuant to the Plan shall contain the following legend:

        The transferability of this certificate and the shares of Stock represented hereby are restricted by and subject to the terms and conditions (including forfeiture) of Sequa Corporation's 1998 Directors' Stock Compensation Plan and a Notice of Election (as well as any Notices of Extension) filed with the Company by the registered owner. Copies of such Plan and Notices are on file in the offices of Sequa Corporation, 200 Park Avenue, New York, New York. The Shares represented by this certificate may not be sold or transferred unless they are registered under the Securities Act of 1933 or the Company has been furnished with an opinion of counsel satisfactory to it that no such registration is required. Notwithstanding the foregoing, in no event may these shares be sold or transferred prior to one (1) year from the date of issuance.

7. Delivery and Return of Stock Certificates

          (a)     Certificates for Stock issued pursuant to the Plan shall be issued on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be delivered promptly after issuance, without stock transfer tax, to the applicable Eligible Director. Such certificates shall be legended in accordance with Section 6 hereof. An Eligible Director shall pay all taxes (other than stock transfer taxes) that the Company is obligated to collect upon delivery of a Stock certificate hereunder.

          (b)     Upon the occurrence of any event set forth in Section 5 hereof with respect to an Eligible Director, he shall return to the Secretary of the Company all certificates representing Stock issued under the Plan that remains restricted.

          (c)     Upon the occurrence of any event set forth in Section 4 hereof or the expiration of all applicable restriction periods enumerated in Section 3 hereof, an Eligible Director (or his estate) may exchange any legended certificate for an unlegended certificate.

8. Voting and Dividends

          During the period in which any Stock issued under the Plan is restricted, an Eligible Director may vote the shares in any matter with respect to which the Stock is permitted to be voted and shall be entitled to collect all dividends that may be paid thereon.

9. Shares of Stock Subject to the Plan

All Stock issued under the Plan shall be previously issued shares acquired or to be acquired by the Company and held in treasury.

10. Reorganization, Merger, Consolidation or Recapitalization

          In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation (whether or not the Company shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets or stock of the Company, then all restrictions in force with respect to Stock issued under the Plan shall immediately terminate (with the exception of the one (1) year restriction set forth in Section 3(a) hereof), unless such agreement provides that the successor or transferee corporation shall continue the Plan in accordance with the terms set forth herein. In the event there is any change in the Company's shares of Stock resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustment, equitable proportionate adjustments shall be made by the Board of Directors with respect to any Stock issued hereunder.

11. Legal Restrictions

          All Stock issued under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or transfer of shares hereunder, such shares may not be issued or transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

12. Amendment, Modification and Termination of the Plan

          The Board of Directors may at any time amend, modify or terminate the Plan in any respect; provided, however, that no such action may affect the restrictions, terms and conditions applicable to Stock previously issued under the Plan.

13. Effective Date of Plan
The effective date of the Plan shall be July 1, 1998. The Plan shall remain in effect until terminated by the Board of Directors.

14. Governing Law

          The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Notice of Election or Notice of Renewal shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

Note for informational purposes only:

The First Amendment to the Sequa Corporation 1998 Directors' Stock Compensation Plan (the "Plan") was approved by Sequa's Board of Directors at their December 19, 1999 meeting. Following is the First Amendment, as presented to the Board members at that meeting:

FIRST AMENDMENT TO
SEQUA CORPORATION
1998 DIRECTORS' STOCK COMPENSATION PLAN

The Sequa Corporation 1998 Directors' Stock Compensation Plan is hereby amended, effective as of January 1, 1999, in the following respects:
1. Section 2 is amended by adding the following new subsection (d) at the end thereof:
"(d) No fractional shares of Stock shall be paid under the Plan. The amount corresponding to any fractional share shall instead be paid in cash."

2. The first sentence of Section 7(a) is amended to read as follows:

          "Certificates for Stock issued pursuant to the Plan shall be issued on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be delivered promptly after issuance, without stock transfer tax, to the applicable Eligible Director."

The foregoing changes have been incorporated into this copy of the Plan.